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                                                                 EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Hastings Entertainment, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG PEAT MARWICK LLP

Dallas, Texas
March 13, 1998